Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
In connection with the Annual Report of National Oilwell Varco, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Clay C. Williams, Sr. Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 25, 2009	By:	/s/ Clay C. Williams

Clay C. Williams
Senior Vice President and Chief Financial Officer